Exhibit 10.1

NINTH LOAN MODIFICATION AGREEMENT

This Ninth Loan Modification Agreement (this “Agreement”) is entered into as of March 9, 2006 by and between WITNESS SYSTEMS, INC., a Delaware corporation (“Borrower”), whose address is 300 Colonial Center Parkway, Roswell, Georgia 30076, and SILICON VALLEY BANK (“Lender”), a California-chartered bank with a principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at 3353 Peachtree Road, Suite M-10, Atlanta, GA 30326.

WHEREAS, among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated April 3, 2002, as may be amended from time to time, in the original principal amount of Fifteen Million Dollars ($15,000,000) (the “Loan Agreement”; the Loan Agreement together with all other documents evidencing or securing the indebtedness shall be referred to as the “Existing Loan Documents”);

WHEREAS, the Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Fifteen Million Dollars ($15,000,000) (hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness”); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

2.             MODIFICATIONS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

2.1.          Financial Covenant. The Loan Agreement is hereby amended by deleting Section 6.7(ii) in its entirety and by substituting therefore a new Section 6.7(ii) to read as follows:

(ii)           EBITDA Quarterly EBITDA, as of the end of any fiscal quarter of the Borrower, averaged for the period of the fiscal quarter then ending and the immediately preceding three fiscal quarters, of not less than $4,000,000.

2.2           Definitions. The Loan Agreement is hereby further amended by deleting the definitions of “EBITDA”, “Eligible Accounts” and “Revolving Maturity Date” contained in Section 13.1 of the Loan Agreement in their entirety, and by substituting the following new definitions:

“EBITDA” is, for any period of determination thereof, net income before (a) interest, taxes, depreciation and amortization expense; (b) merger-related and restructuring costs during any fiscal year of the Borrower in an amount not to exceed $2,000,000; (c) in-process research and development expense associated with acquisitions; and (d) other non-cash expenses of Borrower, all as determined on a consolidated basis in accordance with GAAP.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a)           Accounts that the account debtor has not paid within 90 days of invoice date;

(b)           Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

(c)           Credit balances over 90 days from invoice date;

(d)           Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e)           Accounts for which the account debtor does not have its principal place of business in the United States (other than Eligible Foreign Accounts);

(f)            Accounts for which the account debtor is a federal, state, or local government entity or any department, agency, or instrumentality;

(g)           Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i)            Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j)            Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k)           Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor; and

(l)            Accounts for which Bank reasonably determines collection to be doubtful.

“Revolving Maturity Date” is March 8, 2007.

2.3           Compliance Certificate. The Loan Agreement is hereby further amended by deleting Exhibit D thereto in its entirety, and by substituting there for a new Exhibit D in the form of Exhibit D to this Agreement.

3.             ADDITIONAL CONDITION TO ELIGIBILITY OF ELIGIBLE FOREIGN ACCOUNTS. The Borrower hereby acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement, any other Loan Document, or any other agreement or arrangement between the Borrower and the Lender, the Borrower may not include any Accounts otherwise constituting Eligible Foreign Accounts in the Borrowing Base, and the Lender shall have no obligation to make any Advances under the Loan Agreement against any Eligible Foreign Accounts, until such time as Lender has completed a full audit of such Eligible Foreign Accounts and the books and records of the Borrower related thereto and the Lender has notified the Borrower that the results of such audit are in all respects in form and substance satisfactory to the Lender in its sole discretion.

4.             LOAN FEE. To induce Lender to execute and deliver this Agreement and to agree to the modifications to the Loan Agreement contained herein, Borrower shall pay to Lender a loan fee in the amount of up to Thirty Thousand Dollars ($30,000) (the “Loan Fee”), which shall be payable as follows:  Ten Thousand Dollars ($10,000) of the Loan Fee shall accrue be payable upon the execution and delivery of this Agreement by Borrower, and the remaining Twenty Thousand Dollars ($20,000) of such Loan Fee shall accrue and be payable on the date of the first Advance occurring after the date hereof under Section 2.1.1(a) of the Loan Agreement. The Loan Fee, once and to the extent accrued, shall be fully earned and shall not be subject to rebate or reduction for any reason.

5.             CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.             NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.             CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

8.             EXPENSES. Borrower shall reimburse Lender for all out-of-pocket expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by Lender in connection with this Agreement.

9.             NEGATIVE PLEDGE. Borrower and Lender are parties to that certain Negative Pledge Agreement, dated as of April 3, 2002 (the “Negative Pledge Agreement”). Borrower hereby acknowledges and agrees that the Negative Pledge Agreement, and Borrower’s obligations thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of this Agreement.

10.           LIMITATION. This Agreement is limited to the matters expressly set forth above and shall not be deemed to waive or modify any other term of the Loan Agreement or Loan Documents, each of which is hereby ratified and reaffirmed, or to consent to any subsequent failure of Borrower to comply with any term or provision of the Loan Agreement or the Loan Documents, each of which shall remain in full force and effect.

11.           CONDITIONS. The effectiveness of this Agreement is conditioned upon:  (a) Borrower’s execution and delivery of this Agreement, (b) Borrower’s payment of the Loan Fee payable on the date hereof pursuant to Section 3 hereof and all outstanding legal fees and expenses and (c) such other instruments, documents and agreements as Lender or its counsel shall request.

[signatures appear on following page]

This Loan Modification Agreement is executed as of the date first written above.

LENDER:

SILICON VALLEY BANK

By:

Name:

Title:

BORROWER:

WITNESS SYSTEMS, INC.

By:

Name:

Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                         SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

FROM:                   Witness Systems, Inc.

The undersigned authorized officer of Witness Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements + CC	Quarterly within 45 days
	(monthly if QR below 2 to 1)	Yes No
Annual (Audited)	FYE within 90 days	Yes No
10-K & 10Q	Within 5 days of filing	Yes No
A/R Agings	Monthly within 30 days
	(if Advances outstanding)	Yes No
A/R Audit	Annual	Yes No
Borrowing Base Certificate	Monthly within 30 days
	(if Advances outstanding)	Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a quarterly Basis:

Minimum Quick Ratio	1.5:1.00	____:1.00	Yes No

Average Quarterly EBITDA:	$4,000,000	$_________	Yes No

Have there been updates to Borrower’s intellectual property, if appropriate?                                                                        Yes / No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER
SIGNATURE
Date:

TITLE	Compliance Status:	Yes	No

DATE